UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2016

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is being filed to correct the description of the stockholder proposal.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 12, 2016 for the purposes of (i) electing 13 directors to hold office until the next annual meeting of stockholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; (iii) holding an advisory vote on executive compensation; and (iv) holding a vote on one stockholder proposal.

All of management’s nominees for director as named in the Company’s Proxy Statement were elected by the votes set forth in the table below.

Election of Directors.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ajay Banga	792,567,552	15,120,703	3,832,095	146,624,390
Jacqueline K. Barton	756,063,472	52,076,516	3,380,362	146,624,390
James A. Bell	782,576,909	25,373,066	3,570,375	146,624,390
Richard K. Davis	771,119,080	36,646,034	3,755,236	146,624,390
Jeff M. Fettig	772,089,682	34,879,860	4,550,808	146,624,390
Andrew N. Liveris	764,528,151	41,221,266	5,770,933	146,624,390
Mark Loughridge	793,990,875	13,311,288	4,218,187	146,624,390
Raymond J. Milchovich	790,246,280	17,376,984	3,897,086	146,624,390
Robert S. Miller	775,140,711	32,415,484	3,964,155	146,624,390
Paul Polman	789,324,558	18,408,585	3,787,207	146,624,390
Dennis H. Reilley	786,502,592	21,265,817	3,751,941	146,624,390
James M. Ringler	665,709,087	141,267,330	4,543,933	146,624,390
Ruth G. Shaw	756,702,855	51,312,275	3,505,220	146,624,390

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was ratified by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of independent registered public accounting firm	935,053,453	19,168,539	3,922,748	N/A

The Company’s executive compensation was approved, on an advisory basis, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Advisory vote on executive compensation	701,556,753	101,026,581	8,937,016	146,624,390

The stockholder proposal to adopt proxy access was approved, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Stockholder proposal to adopt proxy access	578,717,821	222,702,157	10,100,372	146,624,390

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

Registrant

Date: May 17, 2016

/s/ AMY E WILSON
Amy E. Wilson
Corporate Secretary and Assistant General Counsel